Report of Independent Accountants

To the Board of Trustees of
Diversified Investors
Funds Group II and Shareholders
of the Money Market
Fund, High Quality Bond Fund,
Intermediate Government
Bond Fund, Core Bond Fund,
Balanced Fund, Value & Income
Fund, Growth & Income Fund,
Equity Growth Fund, Mid-Cap
Value Fund, Mid-Cap Growth Fund,
Small-Cap Value Fund,
Special Equity Fund, Small-Cap
Growth Fund, Aggressive
Equity Fund, High Yield Bond
Fund, International Equity
Fund and Stock Index Fund:

In planning and performing our
audits of the financial
statements of the Money Market Fund,
High Quality Bond
Fund, Intermediate Government Bond
Fund, Core Bond Fund,
Balanced Fund, Value & Income
Fund, Growth & Income Fund,
Equity Growth Fund, Mid-Cap
Value Fund, Mid-Cap Growth
Fund, Small-Cap Value Fund,
Special Equity Fund,
Small-Cap Growth Fund,
Aggressive Equity Fund,
High Yield Bond Fund,
International Equity Fund
and Stock Index Fund
(collectively, the "Funds";
seventeen of the funds
constituting the Diversified
Investors Funds Group II) for
the year ended
December 31, 2003,
we considered their internal
control, including control
activities for safeguarding
securities, in order to determine
our auditing procedures
for the purposes of expressing
our opinion on the financial
statements and to comply
with the requirements of Form
N-SAR, not to provide
assurance on internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.
In fulfilling this responsibility,
estimates and judgements by management
are required to assess the
expected benefits and related
costs of controls.
Generally, controls that are
relevant to an audit
pertain to the entity's
objective of preparing
financial statements for
external purposes that
are fairly presented in
conformity with generally
accepted accounting principles.
Those controls include the
safeguarding of assets against
unauthorized acquisition, use, or disposition.

Because of inherent limitations
in internal control, error
or fraud may occur and not be
detected.  Also, projections
of any evaluation of internal
control to future periods is
subject to the risk that controls
may become inadequate
because of changes in conditions
or that the effectiveness
of the design and operation
may deteriorate.

Our consideration of internal
control would not
necessarily disclose
all matters in internal control
that might be material weaknesses
 under standards established by
 the American Institute of Certified
Public Accountants.  A material
weakness is a condition
in which the design or
operation of one or more
of the internal control components
does not reduce to a
relatively low level the
risk that misstatements
caused by error or fraud in
amounts that would be
material in relation to
the financial statements
being audited may occur and
not be detected within a
timely period by employees
in the normal course of
performing their assigned
functions.  However, we
noted no matters involving
internal control and its
operation, including controls
for safeguarding
securities, that we consider
to be material weaknesses
as defined above as of December 31, 2003.

This report is intended solely
for the information
and use of management and
the Board of Trustees of
the Funds and the Securities
and Exchange Commission
and is not intended to be
and should not be used by
anyone other than these specified
parties.


PricewaterhouseCoopers LLP
New York, New York
February 26, 2004